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                                                                     EXHIBIT 5.1


                          REGISTRATION RIGHTS AGREEMENT


       THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of October 22, 1997, by and among CytRx Corporation, a Delaware corporation (the "Company"), and GUNDYCO in trust for R.R.S.P. 550-98866-19, Excalibur Limited Partnership, Pine Street Asset Management, Charles N. Eckert and David Kosloff (each, an "Investor" and collectively, the "Investors").

                                   BACKGROUND

       A. Pursuant to the terms of a Private Securities Subscription Agreement, dated as of October 22, 1997 (as the same may be amended, the "Subscription Agreement"), by and among the Company and the Investors, the Investors shall purchase the $2,000,000 aggregate principal amount of 6% Convertible Debentures Due _____________ of the Company (together with up to $2,000,000 additional principal amount of such Debentures, if and to the extent the Company exercises its option to issue such additional amounts of such Convertible Debentures, the "Debentures"), which may be converted into shares of the $.001 par value per share common stock of the Company (the "Common Stock").

       B. Pursuant to the Subscription Agreement, the Investors shall acquire warrants to purchase up to _________ shares of the Common Stock (the "Warrants").

       C. The Company has agreed to issue to Shipley, Raidy Capital Partners, L.P. (the "Placement Agent") 3,000 shares of the Common Stock as a placement fee in accordance with the engagement letter dated September 30, 1997, between the Company and the Placement Agent (the "Engagement Letter").

       D. The Company has agreed, as a condition precedent to Investor's obligations under the Subscription Agreement, to grant the Investors certain registration rights.

       E. The Company and the Investors desire to define such registration rights on the terms and subject to the conditions herein set forth.

                                    AGREEMENT

       In consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

       1.     DEFINITIONS

       As used in this Agreement, the following terms have the respective meanings set forth below:


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       Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

       Effective Date: shall mean the Closing Date, as defined by the Subscription Agreement;

       Exchange Act: shall mean the Securities Exchange Act of 1934, as amended;

       Holder:  shall mean any holder of Registrable Securities;

       Initiating Holder: shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;

       Person: shall mean an individual, partnership, joint stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

       register, registered and registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

       Registrable Securities: shall mean (A) the shares of Common Stock into which the Debentures are convertible, or for which the Warrants are exercisable,
(B) any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referred to in clause (A), and (C) the shares of Common Stock issued to the Placement Agent pursuant to the Engagement Letter; provided, that Registrable Securities shall not include (i) securities with respect to which a registration statement with respect to the sale of such securities has become effective under the Securities Act and all such securities have been disposed of in accordance with such registration statement, (ii) such securities as may be sold pursuant to Rule 144 (or any successor provision thereto) under the Securities Act ("Rule 144"), (iii) such securities as are acquired by the Company or any of its subsidiaries or (iv) Common Stock into which Debentures are convertible or for which Warrants are exercisable, if such Debentures have not been converted or such Warrants exercised, and such Debentures or Warrants cease to be outstanding;

       Registration Expenses: shall mean all expenses incurred by the Company in compliance with Sections 3(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

       Security, Securities: shall have the meaning set forth in Section 2(1) of the Securities Act;

       Securities Act: shall mean the Securities Act of 1933, as amended; and




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       Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders.

       2.     SHELF REGISTRATION


              (a) Within 15 days after the Effective Date, the Company shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration") with respect to the Registrable Securities to be issued under the Subscription Agreement. The Shelf Registrations shall be on Form S-3 under the Securities Act or such other appropriate form selected by the Company which allows resales of Registrable Securities. The Company shall, subject to Section 2(h) hereof, use its reasonable best efforts to cause the Shelf Registration to become effective as soon as practicable after the filing thereof, and shall use its reasonable best efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is effective until the earlier to occur of (i) the second anniversary of the Effective Date, or (ii) the date on which all Registrable Securities may be sold pursuant to Rule 144(k), in order to permit the prospectus forming a part thereof to be usable by Holders during such period. The Shelf Registration may include securities of the Company other than Registrable Securities. If the Shelf Registration is not declared effective by the Commission on or before the 90th day after the Effective Date, then the Company shall accrue to each Investor, as liquidated damages, an amount equal to one percent (1%) of the principal amount of the Debentures then held by such Investor for each thirty
(30) days thereafter until the Shelf Registration is declared effective by the Commission. The Company shall pay the liquidated damages on the first day after they accrue (i.e., the ninety-first (91st) day and the thirty-first (31st) day thereafter).

              (b) Subject to Section 2(i) hereof, the Company shall supplement or amend the Shelf Registration, (i) as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations promulgated thereunder, (ii) to include in such Shelf Registration any additional securities that become Registrable Securities by operation of the definition thereof, and
(iii) following the written request of an Initiating Holder pursuant to Section 2(c) below, to cover offers and sales of all or a part of the Registrable Securities by means of an underwriting including the incorporation of any information required pursuant to Section 2(e)(ix) below. The Company shall furnish to the Holders of the Registrable Securities to which the Shelf Registration relates copies of any such supplement or amendment sufficiently in advance (but in no event less than five business days in advance) of its use and/or filing with the Commission to allow the Holders a meaningful opportunity to comment thereon.

              (c) The Holders may, at their election and upon written notice by the Initiating Holders to the Company, effect offers and sales under the Shelf Registration by means of one or more underwritten offerings. If the Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company. An underwritten registration under this
Section 2(c) may include other Securities of the Company held by Persons who, by virtue of agreements with the Company, are entitled to include their Securities in any such registration




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("Other Stockholders"). If Other Stockholders request inclusion in any such registration, the Holders shall offer to include the Securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into underwriting and related agreements in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Initiating Holders. Such underwriting agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 2(f) hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2(e) hereof, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Holders. The Company shall cooperate fully with the Holders and the underwriters in connection with any underwritten offering. Notwithstanding any other provision of this Section 2(c), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the Securities of the Company held by Other Stockholders shall be excluded from such registration to the extend so required by such limitation. If, after the exclusion of such shares, still further reductions are required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

              (d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

              (e) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:




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                  (i)   furnish to each Holder, and to any underwriter before
       filing with the Commission, copies of any registration statement (including all exhibits) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of such registration statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, which documents, other than documents incorporated or deemed incorporated by reference, will be subject to the review of the Holders and any such underwriter for a period of at least five business days, and the Company shall not file any such registration statement or such prospectus or any amendment or supplement to such registration statement or prospectus to which any Holder or any such underwriter shall reasonably object within five business days after the receipt thereof; a Holder or such underwriters, if any, shall be deemed to have reasonably objected to such filing only if the registration statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                  (ii) furnish to each Holder and to any underwriter, such number of conformed copies of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including without limitation documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such registration, as each of the Holders or any such underwriter, from time to time may reasonably request;

                  (iii) to the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into any registration statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, provide copies of such document to the Holders, if requested, and to any underwriter, and make representatives of the Company available for discussion of such document and other customary due diligence matters, and include in such document prior to the filing thereof such information as any Holder or any such underwriter reasonably may request;

                  (iv) make available at reasonable times for inspection by the Holders, any underwriter participating in any disposition pursuant to such registration and any attorney or accountant retained by the Holders or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by the Holders and any such underwriters, attorneys or accountants in connection with such registration subsequent to the filing of the applicable registration statement and prior to the effectiveness of the applicable registration statement;



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                  (v)    use its reasonable best efforts (x) to register or
       qualify all Registrable Securities and other securities covered by such registration under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration shall reasonably request, (y) to keep such registration or qualification in effect for so long as the applicable registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                  (vi) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Holders of Registrable Securities to enable the Holders thereof to consummate the disposition of such Registrable Securities;

                  (vii) subject to Section 2(h) hereof, promptly notify each Holder of Registrable Securities covered by a registration statement (A) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose,
       (C) of any request by the Commission for (1) amendments to such registration statement or any document incorporated or deemed to be incorporated by reference in any such registration statement, (2) supplements to the prospectus forming a part of such registration statement or (3) additional information, or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (viii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration, or the lifting of any suspension of the



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       qualification (or exemption from qualification) of any of the Registrable
       Securities for sale in any jurisdiction;

                  (ix) if requested by the Initiating Holders, or any underwriter, promptly incorporate in such registration statement or prospectus, pursuant to a supplement or post effective amendment if necessary, such information as the Initiating Holders and any underwriter may reasonably request to have included therein, including, without limitation, information relating to the "plan of distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post effective amendment;

                  (x) furnish to the Holders, addressed to them, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, if any, or the date of effectiveness of the registration statement if such registration is not an underwritten offering, and use its reasonable best efforts to furnish to the Holders, addressed to them, a "cold comfort" letter signed by the independent certified public accountants who have certified the Company's financial statements included in such registration, covering substantially the same matters with respect to such registration (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Holders may reasonably request;

                  (xi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

                  (xii) provide promptly to the Holders upon request any document filed by the Company with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act; and

                  (xiii) use its reasonable best efforts to cause all Registrable Securities included in any registration pursuant hereto to be listed on each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.


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              (f)   Indemnification.

                    (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors, members and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, members and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

                    (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement and each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, members and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, members, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder and under clause
(vi) below shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.



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                    (iii) Each party entitled to indemnification under this
Section 2(f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                    (iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                    (vi) The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the




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Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder (but only if such Holder was required to deliver such Final Prospectus) if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

              (g) Information by the Holders. Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

              (h) Holdback Agreement; Postponement. Notwithstanding the provisions of Sections 3(a), (b) and (c), if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company
(A) not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction involving the Company or (B) to avoid a material mistatement or omission in the Shelf Registration, to suspend the registration rights set forth herein, the Company may, by notice to the Holders in accordance with Section 5(a), suspend the rights of the Holders to make sales pursuant to the Shelf Registration; provided that (x) such periods of suspension may not exceed sixty (60) days in the aggregate during any period of 12 consecutive months and (y) the Company may not impose such a suspension or a postponement following the printing and distribution of a preliminary prospectus in any underwritten public offering of Registrable Securities pursuant to Section 2(c) (except such suspension, not to exceed ten days, which results from an event that is not within the reasonable control of the Company). The Company shall use reasonable commerical efforts to minimize the period of any suspension of sales under this Section 2(h).

              (i) Assignment. The registration rights set forth in Section 2 hereof may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be considered thereafter to be a Holder (provided that any transferee who is not an affiliate of Investor shall be a Holder only with respect to such Registrable Securities so acquired and any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities) and shall be bound by all obligations and limitations of this Agreement).

       3.     RULE 144 REPORTING

       With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

       (i) make and keep public information available (as those terms are understood and defined in Rule 144) at all times;



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       (ii)   use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

       (iii) so long as there are outstanding any Registrable Securities, furnish to each Holder, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

       4.     INTERPRETATION OF THIS AGREEMENT

              (a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

              (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

              (c) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

              (d) Arbitration. All disputes arising under this Agreement (other than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Company and the Investor in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in New York, New York, as may be specified by the arbitrator (or any place agreed to by the Company, the Investor and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Agreement; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Company or the Investor in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be home equally by the Company as one party and the Investor as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

       5.     MISCELLANEOUS

              (a) Notices.

                    (i) All communications under this Agreement shall be in writing and shall be delivered by facsimile or by hand or mailed by overnight courier or by registered or certified mail, postage prepaid: .

                        (A) if to the Company, to CytRx Corporation, 154 Technology Parkway, Technology Park/Atlanta, Norcross, Georgia 30092 (770) 368-9500, Attention: Chief Executive Officer, or at such other address as it may have furnished in writing to the Investors;

                        (B) if to the Investors, at the addresses listed on
Schedule I hereto, or at such other addresses as may have been furnished the Company in writing.

                    (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

              (b) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Investor by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investors in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

              (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

              (d) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders of a majority of the then outstanding Registrable Securities.

              (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

              (f) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement.

              (g) Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

              (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended and understood that all of the rights and privileges of each of the Holders shall be enforceable to the fullest extent permitted by law.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                   CYTRX CORPORATION


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                   INVESTORS:


                                   GUNDYCO, in trust for R.R.S.P. 550-98866-19


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                   EXCALIBUR LIMITED PARTNERSHIP


                                   By:
                                      -----------------------------------------
                                      Excalibur Capital Management Inc.

                                   By:
                                      -----------------------------------------
                                      Name:  William S. Hechter
                                           ------------------------------------
                                      Title: President
                                            -----------------------------------


                                   PINE STREET ASSET MANAGEMENT

                                   By:
                                      -----------------------------------------
                                      Its:
                                          -------------------------------------


                                   --------------------------------------------
                                   Name: Charles N. Eckert


                                   --------------------------------------------
                                   Name: David Kosloff